CERTIFICATE OF TRUST OF
PRIMECAP FUNDS

The undersigned, constituting the sole member of the Board of Trustees of PRIMECAP Funds (the "Trust''), in order to form a Delaware statutory trust pursuant to Section 3810 of the Delaware Statutory Trust Act, does hereby certify the following:

1.The name of the Delaware statutory trust is PRIMECAP Funds.

2.Prior to the issuance of beneficial interests, the Trust.will become a registered investment company under the Investment Company Act of 1940, as amended.

3.Notice is hereby given that pursuant to Section 3804 of.the Delaware Statutory Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall enforceable against assets of such series only not against the assets of the Trust generally.

4.The registered office of the Trust in Delaware is PRIMECAP Funds, c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

5.The registered agent for service of process on the Trust is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808

6.This Certificate of Trust shall be effective the date it is filed with the Office Qf the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned Trustee of PRIMECAP Funds has executed this Certificate on the 7th day of June, 2004.

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
(Pursuant to Section 3810 of the Delaware Statutory Trust Act)

To the Secretary of State
State of Delaware

It is hereby certified that:

1.The name of the statutory trust (hereinafter referred to as the "trust") is PRIMECAP Funds.

2.Article l of the Certificate of Trust of the trust is hereby amended to read as follows;

1.“The name of the Delaware statutory trust PRIMECAP Odyssey Funds."

3.The undersigned person is a trustee of the trust.

Signed on June 25, 2004

/s/ Mitchell J. Milias
Mitchell J. Milias, Trustee